UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 02, 2025
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CACI International Inc
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 841-7800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2025, CACI International Inc (“CACI”), the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into an indenture (the “Indenture”), pursuant to which CACI issued $1.0 billion aggregate principal amount of CACI’s 6.375% Senior Notes due 2033 (the “Notes”). The Notes are unconditionally guaranteed on a senior unsecured basis by the Guarantors.

Interest and Maturity

The Notes will mature on June 15, 2033, and interest on the Notes is payable semi-annually in arrears on each June 15 and December 15, commencing December 15, 2025, to holders of record on the June 1 and December 1 immediately preceding the related interest payment date, at a rate of 6.375% per annum; provided that the final interest payment date will be June 15, 2033 and the record date for the final interest payment will be June 1, 2033.

Optional Redemption

At any time prior to June 15, 2028, CACI may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes (including any additional notes) issued under the Indenture, upon not less than 10 or more than 60 days’ notice, at a redemption price of 106.375% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with an amount of cash not greater than the net cash proceeds of one or more equity offerings; provided that: (i) at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 180 days of the date of the closing of such equity offering. In addition, at any time prior to June 15, 2028, CACI may redeem all or a part of the Notes, upon not less than 10 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after June 15, 2028, CACI may redeem all or a part of the Notes, upon not less than 10 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of each year indicated below:

Year	Redemption Price
2028	103.188%
2029	101.594%
2030 and thereafter	100.000%

Change of Control Triggering Event

If a Change of Control Triggering Event (as defined in the Indenture) occurs, CACI will make an offer to each holder of the Notes to repurchase all or any part of that holder’s Notes for cash at a price equal to 101.0% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions, limit CACI’s ability and the ability of its restricted subsidiaries to: (i) create liens to secure indebtedness; (ii) enter into certain sale and leaseback transactions; and (iii) consolidate or merge with or into, or sell all or substantially all of the properties or assets of CACI or its subsidiaries to, another person.

Events of Default

The Indenture contains customary events of default, including, among other things, failure to make required payments, failure to make a Change of Control Offer (as such term is defined in the Indenture) within the required time, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, a guarantee being held unenforceable or invalid, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 30% in aggregate principal amount of the then-outstanding Notes to accelerate the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 6.375% Senior Notes due 2033, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of June 2, 2025, by and among CACI International Inc, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.375% Senior Notes due 2033 (included as Exhibit A in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Date: June 3, 2025	By:	s/ J. William Koegel, Jr.

J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary